Exhibit 10.7

PROCUREMENT COOPERATION FRAME AGREEMENT

Consignor: Changshu Huaye Steel Strip Co., Ltd. (“Party A”)
Consignee: Shanghai Huaye Iron & Steel Group Co., Ltd. (“Party B”)

Based on the friendly negotiation and mutual benefits, the Parties reach the following agreement concerning procurement cooperation between the Parties:

1.
Party A agrees to entrust Party B to purchase source materials in the market and Party B agrees to accept such entrustment and promises to use its own purchase channels and personnel and try its best to purchase source materials at the lowest price and costs.

2.
Party B may, under its own name, negotiate and execute relevant contracts with the clients, provided that major contract provisions such as the types, specifications, unit price of the purchased source materials shall be notified to and agreed by Party A before any final agreement is executed.

3.
Party B shall make sure that the purchased materials be delivered directly to the location of Party A. The costs for the transportation shall be generally included in the total price of the purchased materials. If under some special circumstances, the transportation fees and costs shall be paid separately, such fees and costs shall be agreed upon by Party A in advance.

4.
Upon the delivery of the purchased materials by Party B, the Parties shall enter into a separate detailed sales agreement based on the market conditions concerning the quality and price of the purchased materials.

5.
The term of this Agreement is one year, starting from January 1, 2007 and ending on December 31, 2007. This Agreement will be automatically terminated upon expiration. Where the Parties decide to continue the cooperation, a separate agreement shall be reached one month before the expiration of this Agreement.

6.
For any issues that are not covered under this Agreement, the Parties may conduct further negotiation. Where such issues cannot be settled through negotiation, they shall be subject to the Contract Law of China.

7.	This Agreement is made in two originals, with each party holding one. This Agreement shall take effective upon execution.

Changshu Huaye Steel Strip Co., Ltd.	Shanghai Huaye Iron & Steel Group Co., Ltd.
(Corporate Seal)	(Corporate Seal)
Dated: December 7, 2006	Dated: December 7, 2006